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                                                                    EXHIBIT 99.1

[ADEPT LOGO]
ADEPT TECHNOLOGY, INC.


CONTACTS:

Maili Bergman                                            Michael Overby
Director of Investor Relations                           Chief Financial Officer
408.434.5158 (voice)                                     408.434.5112 (voice)
408.434.5005 (fax)                                       408.434.5005 (fax)
maili.bergman@adept.com                                  mike.overby@adept.com


ADEPT TECHNOLOGY REPORTS THIRD QUARTER RESULTS

(SAN JOSE, CA) April 24, 2001--Adept Technology, Inc. (Nasdaq/NMS: ADTK), a leading manufacturer of flexible automation for the telecommunications, fiber optic and semiconductor industries, today reported financial results for its third quarter ended March 31, 2001. For the nine months ended March 31, 2001, Adept reported revenues of $79.6 million compared with revenues of $71.2 million for the same period in the previous year, an increase of 12%. Gross margin for the first nine months of fiscal 2001 was 44.1% versus 42.7% in the first nine months of fiscal 2000. Operating expenses for the nine months ended March 31, 2001 were $40.6 million compared to $33.0 million in operating expenses for the nine months ended April 1, 2000. For the first nine months of fiscal 200l Adept had operating losses of $5.5 million, before $5 million of amortization expense, as compared to operating losses of $1.7 million for the first nine months of fiscal 2000.

Net revenues for the quarter ended March 31, 2001 were $23.9 million, a decrease of 9% from net revenues of $26.3 million for the quarter ended April 1, 2000 and down 15% sequentially from the quarter ended January 1, 2001. Gross margin for the quarter was 39.8% versus 45.4% in the same quarter a year ago. Operating expenses for the quarter were $14.5 million, compared to $11.2 million in same quarter ended April 1, 2000, resulting in an operating loss for the quarter ended March 31, 2001 of $5 million, before amortization expense of $2.1 million, as compared to operating income of $0.8 million for the quarter ended April 1, 2000.


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Based on Adept's current projections, which include goodwill amortization related to the company's acquisitions, we anticipate that the company will not have taxable income for the tax year ending June 30, 2001, further we do not expect to have taxable income in the first two quarters of fiscal 2002. Therefore, in accordance with FAS 109, Adept has recorded a valuation allowance of $4.8 million to offset the deferred tax assets which have accumulated over the past several years in which the company had taxable income. When the company returns to profitability in the latter half of fiscal 2002 we expect recovery of the valuation allowance, less any portion that may expire as stipulated by tax code. Including the write-down of this non-cash deferred tax asset, the company reported a net loss of $11.7 million, or $0.99 per fully diluted share, for the quarter ended March 31, 2001 and a net loss of $14.9 million, or $1.33 per fully diluted share, in the first nine months of fiscal 2001.

Brian R. Carlisle, Chairman and Chief Executive Officer of Adept said, "The past quarter has been an exciting time for the company as we debuted our new automated solutions for the assembly of fiber optic components at Photonics West and more recently at the Optical fiber Conference. The analytical approach we have taken to providing solutions has been well received by manufacturers looking to invest in capital equipment that improves yield and reduces manufacturing costs. We are ramping up production of our NanoLine Fiber Optic Alignment stages and NanoCell platforms. Also, we have shipped our first two fully automated epoxy based work-cells and expect to deliver semi-automated workbench solutions for laser welding this summer. Although market conditions limit our visibility in the near term we still expect accelerated revenue growth in the photonics area during the September and December quarters. At the same time, the customers in our base business have communicated a diminished outlook, which limits our visibility into the remainder of the year and may offset some of our growth in photonics."

BUSINESS OUTLOOK

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not reflect the potential impact of any mergers, acquisitions or other business combinations that may be completed after the date of this release.

     o The company expects revenue for the fourth quarter of 2001 to be flat to down 10% from third quarter revenue of $23.9 million; at this time we have limited visibility for the following quarters.
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     o   The company expects the gross margin percentage to be approximately 38 to 40 percent for the fourth quarter. Our lowered gross margin estimate is due to lower volume over a fixed manufacturing base as well as new product introduction expenses.

     o Operating expenses in the fourth quarter of 2001 are expected to be flat compared to third quarter expenses of $14.8 million, excluding goodwill amortization of approximately $1.5 million.

     o The company does not expect to book any tax benefit or liability for the remainder of fiscal 2001.

     o Depreciation is expected to be approximately $1.2 million in the fourth quarter.

     o Amortization of goodwill and other acquisition-related intangibles and costs is expected to be approximately $1.5 million in the fourth quarter.

Adept Technology designs, manufactures and markets factory automation components and systems for the fiber optic, telecommunications, semiconductor, automotive, food and durable goods industries throughout the world. Adept's robots, controllers, and software products are used for small parts assembly, material handling and ultra precision process applications. Our intelligent automation product lines include industrial robots, configurable linear modules, flexible feeders, semiconductor process components, nanopositioners, machine controllers for robot mechanisms and other flexible automation equipment, machine vision systems and software, application software, and simulation software. Founded in 1983, Adept is America's largest manufacturer of industrial robots. More information is available at www.adept.com.

INVESTOR CONFERENCE CALL

Brian Carlisle, Chairman and Chief Executive Officer; Mike Overby, Vice President and Chief Financial Officer; and John Dulchinos, Vice President Sales will host an investor conference call today, April 24, 2001 at 5:00p.m. Eastern Time to review the company's financials and operations for the third quarter of fiscal 2001. The call will include statements regarding the company's expectations regarding its financial performance in the fourth quarter of fiscal 2001. These statements will be forward-looking, and actual results may differ materially. The company intends to continue its practice of not updating forward-looking statements until its next quarter end for fiscal year 2001 results announcement. The call will be open to all interested investors through a live audio Web broadcast via the Internet at www.streetevents.com or may be accessed through our website at www.adept.com. For those who are not available to listen to the live broadcast, the call will be archived at www.adept.com and www.streetevents.com. A telephonic playback of the conference call will also be available for 5 business days from 6:00p.m. Eastern Time, Tuesday, April 24, 2001 to



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9:00p.m., Eastern Time, Tuesday, May 1, 2001. Listeners should call 877.519.4471 and use PIN No. "2549262."

This press release contains certain forward-looking statements, including specifically statements made by our Chief Executive Officer and statements regarding expenses, revenue growth, future operating results and acquired entities, that involve a number of risks and uncertainties. The company's actual results could differ materially from those expressed in any of the above forward-looking statements for a variety of reasons, including: future economic, competitive and market conditions including those in Europe and Asia and those related to its strategic markets; the potential delays associated with the development and introduction of new products or software releases; the cyclicality of capital spending of the company's customers; the company's dependence on the continued growth of the intelligent automation market; the risks associated with sole or single sources of supply and lengthy procurement lead times; the company's highly competitive industry; rapid technological change within the company's industry; the lengthy sales cycles for the company's products; the timing of orders, cancellations by, and shipments to customers; the risks associated with reliance on systems integrators; the risks associated with international sales and purchases; the risks associated with potential acquisitions, including integration risks associated with our acquisition of BYE/Oasis, Pensar-Tucson, NanoMotion and HexaVision, unanticipated costs in connection with the acquisition or integration, loss of employees or other business disruptions, and the need to manage growth; the risks associated with new product development and the need to manage product transitions; the company's dependence on retention and attraction of key employees; the risks associated with product defects; the company's dependence on third-party relationships; the uncertainty of patent and proprietary technology protection and third party intellectual property claims; change in, or failure or inability to comply with government regulations; general economic and business conditions; the failure of any new products to be accepted in the marketplace; any decreased investment in robotics generally, and in the company's intelligent automation products particularly, as a result of general or specific economic conditions or conditions affecting any of the company's primary markets; or decreased acceptance of the company's current products in the marketplace.

For a discussion of other risk factors relating to Adept's business, see the company's Form 10Q for the quarter ended December 30, 2000, as well as the company's annual report on Form 10K for the fiscal year ended June 30, 2000, including the discussion in Management's Discussion and Analysis of Financial Condition and Results of Operations filed as an exhibit thereto, filed on September 28, 2000.

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                             ADEPT TECHNOLOGY, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (unaudited)
                     (In thousands, except per share data)

                                                        Three months ended             Nine months ended
                                                      -----------------------       -----------------------
                                                      March 31,      April 1,       March 31,      April 1,
                                                        2001           2000           2001           2000
                                                      ---------      --------       ---------      --------
Net revenues                                          $  23,913      $26,253        $ 79,568       $71,154
Cost of revenues                                         14,393       14,327          44,458        40,784
                                                      ---------      -------        --------       -------
Gross margin                                              9,520       11,926          35,110        30,370
Operating expenses:
  Research, development and engineering                   5,183        3,708          15,056        10,283
  Selling, general and administrative                     9,296        7,450          25,504        21,683
  Merger-related expenses                                    --           --              --           988
  Amortization of goodwill and other intangibles          2,077           --           5,020            --
                                                      ---------      -------        --------       -------
Total operating expenses                                 16,556       11,158          45,580        32,954
                                                      ---------      -------        --------       -------
Operating income (loss)                                  (7,036)         768         (10,470)       (2,584)
Interest income, net                                        164           80             420           215
                                                      ---------      -------        --------       -------
Income (loss) before income taxes                        (6,872)         848         (10,050)       (2,369)
Provision (benefit) for income taxes                      4,828          254           4,828          (691)
                                                      ---------      -------        --------       -------
Net income (loss)                                     $ (11,700)     $   594        $(14,878)      $(1,678)
                                                      =========      =======        ========       =======
Net income (loss) per share:
  Basic                                               $   (0.99)     $  0.06        $  (1.33)      $ (0.17)
                                                      =========      =======        ========       =======
  Diluted                                             $   (0.99)     $  0.06        $  (1.33)      $ (0.17)
                                                      =========      =======        ========       =======
Number of shares used in computing
  per share amounts:

  Basic                                                 11,795         9,788          11,147         9,621
                                                      =========      =======        ========       =======
  Diluted                                               11,795        10,460          11,147         9,621
                                                      =========      =======        ========       =======


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                             ADEPT TECHNOLOGY, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (unaudited)
                     (In thousands, except per share data)

                                                                        March 31,       June 30,
                                                                          2001           2000
                                                                        --------        -------
ASSETS

Current assets:
    Cash, cash equivalents and short term investments                   $ 29,703        $20,437
    Accounts receivable, less allowance for doubtful accounts of
        $637 at March 31, 2001 and $637 at June 30, 2000                  23,160         25,527
    Inventories                                                           21,296         15,153
    Deferred tax assets and prepaid expenses                               3,084          7,049
                                                                        --------        -------
                Total current expenses                                    77,243         68,166

Property and equipment at cost                                            36,311         25,675
Less accumulated depreciation and amortization                            22,947         20,092
                                                                        --------        -------
Net property and equipment                                                13,364          5,583

Goodwill and other intangibles, net                                       18,094         16,963
Other assets                                                               3,976          2,811
                                                                        --------        -------
                Total assets                                            $112,677        $93,523
                                                                        ========        =======

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                                    $ 11,951        $10,841
    Other accrued liabilities                                             10,395         10,732
                                                                        --------        -------
                Total current liabilities                                 22,346         21,573


Commitments and contingencies

Long term liabilities:
    Deferred income tax                                                                   1,222
Total shareholders' equity                                                90,331         70,728
                                                                        --------        -------
                Total liabilities and shareholders' equity              $112,677        $93,523
                                                                        ========        =======